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                                                                    EXHIBIT 23.2


                                [BDO LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Intra-Asia Entertainment Corporation
Los Angeles, California

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated February 11, 2002, relating to the consolidated financial statements of Intra-Asia Entertainment Corporation, which is contained in that prospectus.

We also consent to the reference to us under the captions "Experts" and "Selected Consolidated Financial Data" in the prospectus.


/s/ BDO INTERNATIONAL

BDO International
Shanghai, PRC

November 15, 2002